SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  MARCH 9, 2001
                                 Date of Report
                        (Date of Earliest Event Reported)

                         VERTICAL COMPUTER SYSTEMS, INC.
             (Exact name of Registrant as Specified in its Charter)

                               6336 WILSHIRE BLVD.
                              LOS ANGELES, CA 90048
                    (Address of Principal Executive Offices)

                                 (323) 658-4211
                         (Registrant's Telephone Number)

                       SCIENTIFIC FUEL TECHNOLOGIES, INC.
                          1850 EAST FLAMINGO ROAD, #111
                               LAS VEGAS, NV 89119
                        (Former name and former address)

          DELAWARE                    0-28685                   69-0393635
(State or other jurisdiction      (Commission File             (IRS Employer
     of incorporation)              File Number)             Identification No.)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On March 9, 2001 Ross Systems, Inc. ("Seller") entered into an Asset Purchase Agreement ("Agreement") dated as of February 28, 2001, with Now Solutions LLC ("Buyer"), a newly-formed Delaware limited liability company, regarding the sale of 100% of the assets of Seller's iRenaissance CS(R) Human Resources and Payroll product division ("Division") to Buyer. Buyer is currently 60% owned by Vertical Computer Systems, Inc. ("Registrant") and was capitalized by Registrant for $1,000,000. The Division contains all of the assets and certain liabilities of the Seller's human resources software systems and maintenance business, including, without limitation, systems maintenance contracts and revenues, software licenses, leaseholds in Alameda, California, Fort Worth, Texas and Mississauga, Toronto, Canada; and computers and office equipment and supplies. Buyer is currently negotiating employment contracts with key former employees of the Division.

The purchase price for the Division was $6.1 million, consisting of $5.1 million in cash and a promissory note in the amount of $1 million payable to Seller over two years. Seller is entitled to additional compensation from new license revenues to Buyer during the first two years of operation after the acquisition as follows:

      (a) If Buyer's new license sales in the first year of operations reach $9,800,000, Seller will be entitled to an additional payment of $750,000; if new sales in the first year are below $9,800,000 but above $8,500,000, Seller will be entitled to an additional payment of

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            $250,000; and for every $500,000 in additional new license sales in the first year above $9,800,000, Seller will receive an additional $100,000, but such payments will be capped at $250,000. Payments, if any, are to be made no later than January 31, 2002.

      (b) If Buyer's new license sales in the second year of operations reach $11,500,000, Seller will be entitled to an additional payment of $250,000; and for every $500,000 in additional new license sales in the second year above $11,500,000, Seller will receive an additional $100,000, but such payments will be capped at $250,000. Payments, if any, are to be made no later than January 31, 2003.

The purchase price was arrived at through negotiation between the Seller and the Buyer.

Coast Business Credit ("Coast"), a division of Southern Pacific Bank, financed Buyer's acquisition of the Division on March 9, 2001, by providing a $5.5 million term loan payable over 60 months and a $1.5 million line of credit secured by Division receivables. Additionally, pursuant to a Deposit Account Pledge Agreement between the Registrant and Coast dated as of February 28, 2001, the Registrant pledged a $1.5 million declining balance cash account in favor of Coast to guarantee payment of the first 24 months of Buyer's term loan.

Prior to the consummation of the Acquisition, neither Registrant nor Buyer owned, directly or indirectly, any of the voting securities of Ross Systems, Inc.

The foregoing summary of the terms of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto, and incorporated herein by reference. Also filed as Exhibit 99.1 hereto and incorporated herein by reference is a copy of Registrant's March 13, 2001 press release concerning acquisition of the Division.

Prior to the consummation of the Acquisition, neither Registrant nor Buyer owned, directly or indirectly, any of the voting securities of Ross Systems, Inc.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a) Financial Statements of Business Acquired. It is impractical to provide financial statements related to the transactions described herein at the time. If required, such financial statements will be filed within sixty (60) days of the date of the filing of this Form 8-K Current Report.

      (b) Pro Forma Financial Information. If required, such pro forma financial statements will be filed within sixty (60) days of the date of the filing of this Form 8-K Current Report.

      (c) Exhibits.

            2.1 Asset Purchase Agreement dated as of February 28, 2001 between Now Solutions, LLC and Ross Systems, Inc.

            99.1  Press Release dated March 13, 2001.

THE REGISTRANT UNDERTAKES TO FURNISH SUPPLEMENTALLY TO THE COMMISSION UPON REQUEST A COPY OF ANY EXHIBIT OR SCHEDULE TO THE ASSET PURCHASE AGREEMENT.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    VERTICAL COMPUTER SYSTEMS, INC.

                                    BY /s/ RICHARD WADE, PRESIDENT
                                    ------------------------------

DATE: March___, 2001